EXHIBIT B

                      AMENDED AND RESTATED VOTING AGREEMENT

      Amended and Restated Voting Agreement (this "Agreement"), dated as of October 13, 2004, by and among CARSO HOLDINGS CORPORATION, a Delaware corporation ("Parent"), and the Shareholder listed on the signature page hereto ("Shareholder").

      WHEREAS the parties hereto had previously entered into a Voting Agreement, dated as of March 28, 2004 (the "Original Voting Agreement"), in connection with that certain Agreement and Plan of Merger, dated as of March 28, 2004, by and among Hollywood Entertainment Corporation, an Oregon corporation (the "Company"), Parent and Hollywood Merger Corporation (formerly named Cosar Corporation), an Oregon corporation ("Acquiror"), as amended by the First Amendment to the Agreement and Plan of Merger dated as of June 4, 2004 (collectively, the "Original Merger Agreement");

      WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company, Parent and Acquiror, are entering into an Amended and Restated Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), to amend certain terms and provisions of the Original Merger Agreement and providing, among other things, for the merger of Acquiror with and into the Company, with the Company continuing as the surviving corporation and wholly owned subsidiary of Parent (the "Merger");

      WHEREAS, as of the date hereof, Shareholder is the Beneficial Owner (as defined below) of, and has the sole right to vote, that number of shares of common stock (the "Company Shares") of the Company set forth beside Shareholder's name on Schedule A hereto;

      WHEREAS, concurrently with the execution of the Merger Agreement, and as a condition to the willingness of Parent and Acquiror to enter into the Merger Agreement and incur the obligations set forth therein, Parent has required that Shareholder enter into this Agreement; and

      WHEREAS, the parties have agreed to amend and restate in its entirety the Original Voting Agreement as set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:


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                                    ARTICLE I

                                   DEFINITIONS

      Capitalized terms used but not defined in this Agreement are used in this Agreement with the meanings given to such terms in the Merger Agreement. In addition, for purposes of this Agreement:

      "Affiliate" means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this Agreement, with respect to Shareholder, "Affiliate" shall not include the Company and the Persons that directly, or indirectly through one or more intermediaries, are controlled by the Company. For the avoidance of doubt, no officer or director of the Company shall be deemed an Affiliate of another officer or director of the Company by virtue of his or her status as an officer or director of the Company.

      "Alternative Transaction" means (i) any transaction of the type described in clauses (a) through (d) of the definition of Acquisition Proposal contained in the Merger Agreement other than the transactions contemplated by the Merger Agreement and (ii) any other action, agreement or transaction that would reasonably be expected to hinder, delay, impede or frustrate the consummation of the transactions contemplated by the Merger Agreement.

      "Beneficially Owned" or "Beneficial Ownership" with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, disregarding the phrase "within 60 days" in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities, securities Beneficially Owned by a Person shall include securities Beneficially Owned by (i) all Affiliates of such Person, and
(ii) all other Persons with whom such Person would constitute a "Group" within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

      "Beneficial Owner" with respect to any securities means a Person that has Beneficial Ownership of such securities.

      "Option Agreement" means the Non-Qualified Stock Option Agreement, to be entered into in connection with the consummation of the Merger, between Parent and Mark J. Wattles.

      "Person" means an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including any Governmental Entity (as defined in the Merger Agreement).

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      "Stockholders Agreement" means the Stockholders Agreement, to be entered into in connection with the consummation of the Merger, among the stockholders of Carso Holdings Corporation.

      "Subject Shares" means, with respect to Shareholder, without duplication,
(i) Company Shares owned by Shareholder on the date hereof as described on Schedule A hereto, (ii) any additional Company Shares acquired by Shareholder or over which he acquires Beneficial Ownership, whether pursuant to existing stock option agreements or otherwise, (iii) any Equity Interests of any Person that Shareholder is or becomes entitled to receive by reason of being a holder of any of the Subject Shares, and (iv) any Equity Interests or other property into which any of such Subject Shares shall have been or shall be converted or changed, whether by amendment to the certificate of incorporation of the Company, merger, consolidation, reorganization, reclassification, capital change or otherwise.

      "Transfer" means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, "Transfer" shall have a correlative meaning.

                                   ARTICLE II

                            COVENANTS OF SHAREHOLDER

      Section 2.1  AGREEMENT TO VOTE.

      (a) At any meeting of the shareholders of the Company held prior to the Expiration Date (as defined in Section 5.13), however called, and at every adjournment or postponement thereof prior to the Expiration Date, or in connection with any written consent of, or any other action by, the shareholders of the Company given or solicited prior to the Expiration Date, Shareholder shall vote, or provide a consent with respect to, all of the Subject Shares entitled to vote or to consent thereon (a) in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby, and any actions required in furtherance thereof and (b) against any Alternative Transaction.

      (b) Shareholder shall not enter into any agreement with any Person prior to the Expiration Date directly or indirectly to vote, grant any proxy or give instructions with respect to the voting of, the Subject Shares.

      Section 2.2 REVOCATION OF PROXIES; COOPERATION. Shareholder agrees as follows:

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      (a)   Shareholder hereby represents and warrants that any proxies heretofore given in respect of the Subject Shares are not irrevocable, and Shareholder hereby revokes any and all prior proxies with respect to such Subject Shares. Prior to the Expiration Date, Shareholder shall not directly or indirectly grant any proxies or powers of attorney with respect to the matters set forth in Section 2.1, deposit any of the Subject Shares or enter into a voting agreement (other than this Agreement) with respect to any of the Subject Shares.

      (b) Shareholder will (a) use all reasonable efforts to cooperate with the Company and Acquiror in connection with the transactions contemplated by the Merger Agreement, (b) promptly take such actions as are necessary or appropriate to consummate such transactions, and (c) provide any information reasonably requested by the Company and Acquiror for any regulatory application or filing made or approval sought for such transactions.

      (c) Except as otherwise contemplated by the Amended and Restated Option Exchange, Contribution and Subscription Agreement, dated as of the date hereof, by and among Shareholder, Green Equity Investors IV, L.P. and Parent (the "Contribution Agreement"), Shareholder will take all action necessary to permit the Subject Shares to be acquired in the Merger.

      Section 2.3  NO SOLICITATION.  Shareholder agrees that:

      (a) Shareholder shall not, and shall cause its Affiliates and its and their Representatives (as defined in the Merger Agreement) not to, directly or indirectly, (i) solicit, initiate or knowingly encourage any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) participate or engage in discussions or negotiations with, or disclose or provide any non-public information relating to Shareholder, the Company or its Subsidiaries to, or afford access to any of the properties, books or records of Shareholder, the Company or its Subsidiaries to, any Person with respect to any Acquisition Proposal, (iii) approve, endorse, recommend or vote for (or consent to) any Acquisition Proposal or (iv) enter into any agreement or agreement in principle with any Person with respect to an Acquisition Proposal; PROVIDED, HOWEVER, that the parties hereby expressly acknowledge and agree that, prior to obtaining the Company Shareholder Approval, Shareholder, its Affiliates and its and their Representatives may (without any or all such actions being deemed, individually or in the aggregate, a breach of this Agreement) take any of actions described in clauses (i) and (ii) of this subsection (a); PROVIDED, FURTHER, that (and without limiting the scope of previous proviso above) prior to obtaining the Company Shareholder Approval, if (A) the Company is in compliance in all material respects with the Merger Agreement, including without limitation, Section 6.2 of the Merger Agreement, and (B) the Company and/or its Representatives are engaged in any of the actions described in clause (ii) of

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            Section 6.2(a) of the Merger Agreement (the "Permitted Company
            Actions"), Shareholder may participate in, cooperate with, and provide advice and assistance to, the Company and its advisors in connection with such actions, and Shareholder may participate or engage in discussions or negotiations (collectively, "Permitted Shareholder Negotiations") with, or disclose or provide any information relating to the Company, its Subsidiaries and/or Shareholder to, or afford access to any of the properties, books or records of the Company, its Subsidiaries and/or Shareholder to, the Person with which the Company is engaged in such Permitted Company Actions. Shareholder shall promptly advise Parent and Acquiror, telephonically and in writing, of Shareholder's receipt of any Acquisition Proposal, and the terms of any Permitted Shareholder Negotiations. Shareholder shall promptly provide Parent and Acquiror, in writing, with the terms and conditions of any such Acquisition Proposal, and the identity of the Person making the same.

      (b) Notwithstanding anything to the contrary contained in this Agreement, (i) the provisions of this Agreement apply solely to Shareholder when acting in his capacity as a shareholder of the Company and not when acting or purporting to act as a representative or an officer or director of the Company (it being understood that the Company has separate and independent obligations to Parent and Acquiror under Section 6.2 of the Merger Agreement); (ii) none of the provisions of this Agreement shall be construed to prohibit, limit or restrict Shareholder from exercising his fiduciary duties to the Company by voting or taking any other action whatsoever in his capacity as a director or officer of the Company; and (iii) no action taken by the Company in compliance with the terms of the Merger Agreement in respect of any Acquisition Proposal shall serve as the basis of a claim that Shareholder is in breach of his obligations hereunder notwithstanding the fact that Shareholder provided advice or assistance to the Company in connection therewith.

      Section 2.4 NO TRANSFER OF SUBJECT SHARES; PUBLICITY. Shareholder agrees that:

      (a) During the term of this Agreement, Shareholder (i) shall not, other than pursuant to the Contribution Agreement and the Security Agreement, dated as of July 15, 2003 (the "Security Agreement") by and between Shareholder and Zions First National Bank ("Lender") relating to a loan by Lender to Boards Video Company, LLC, subject any of the Subject Shares to, or suffer to exist on any of the Subject Shares, any Lien (as defined in the Merger Agreement), (ii) shall not Transfer or agree to Transfer any of the Subject Shares (other than pursuant to the Contribution Agreement or by operation of the Merger) or grant any proxy or power-of-attorney with respect to any of the Subject Shares and (iii) shall take all action necessary to prevent creditors, including Lender, in respect of any pledge of the Subject Shares from exercising their rights under such pledge.

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      (b)   Unless required by applicable law, neither Shareholder nor any of its Affiliates or Representatives shall make any press release or public announcement with respect to the business or affairs of the Company, Parent or Acquiror, including this Agreement, the Contribution Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent.

      2.5 NO APPRAISAL. Shareholder agrees not to make a written demand for appraisal in respect of the Subject Shares.

                                   ARTICLE III

             REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS
                                 OF SHAREHOLDER

      Shareholder represents, warrants and covenants to Acquiror that:

      Section 3.1 OWNERSHIP. Shareholder is the sole Beneficial Owner and legal owner of the Subject Shares or the options to acquire Subject Shares, as applicable, identified on SCHEDULE A hereto, and such shares constitute all of the capital stock of the Company Beneficially Owned by Shareholder. Other than as provided in the Contribution Agreement, this Agreement and the Security Agreement, Shareholder has good and marketable title to all of such shares, free and clear of all Liens, claims, options, proxies, voting agreements and security interests and has the sole right to such Subject Shares and there are no restrictions on rights of disposition or other Liens pertaining to such Subject Shares. None of the Subject Shares is subject to any voting trust or other contract with respect to the voting thereof, and no proxy, power of attorney or other authorization has been granted with respect to any of such Subject Shares.

      Section 3.2  AUTHORITY AND NON-CONTRAVENTION.

      (a) If Shareholder is a corporation, Shareholder is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.

      (b) Assuming due authorization, execution and delivery of this Agreement by Parent, this Agreement has been duly and validly executed and delivered by Shareholder and constitutes the legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Shareholder has all

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            necessary power, authority and legal capacity to execute and deliver this Agreement and to perform its obligations under this Agreement and no other proceedings or actions on the part of Shareholder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. If Shareholder is a corporation, such actions have been duly authorized and approved by all necessary corporate action of Shareholder.

      (c) Shareholder is not, nor will it be, required to make any filing with or give any notice to, or to obtain any consent from, any Person in connection with the execution, delivery or performance of this Agreement or obtain any Permit from any Governmental Entity for any of the transactions contemplated hereby, except as may be required by (i) Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder and (ii) the HSR Act.

      (d) Neither the execution and delivery of this Agreement by Shareholder nor the consummation of the transactions contemplated hereby will, directly or indirectly, (whether with notice or lapse of time or both) (i) in the event Shareholder is a corporation, conflict with, result in any violation of or require any consent under any provision of the governing documents of Shareholder, (ii) conflict with, result in any violation of, require any consent under or constitute a default by Shareholder under any mortgage, bond, indenture, agreement, instrument or obligation to which Shareholder is a party or by which it or any of Shareholder's assets (including the Subject Shares) are bound, or violate any Permit of any Governmental Entity, or any Law or order to which such Shareholder, or any of its assets (including the Subject Shares), may be subject; PROVIDED, HOWEVER, that the consent of the Lender will be required under the Security Agreement, or (iii) result in the imposition or creation of any Lien upon or with respect to any of the assets owned or used by Shareholder (including the Subject Shares).

      Section 3.3 TOTAL SHARES. Except as set forth on SCHEDULE A hereto, Shareholder, except with respect to stock options disclosed pursuant to the Merger Agreement, is not the Beneficial Owner of, and does not have (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any right to acquire, and has no other interest in or voting rights with respect to, any Company Shares or any securities convertible into or exchangeable or exercisable for Company Shares.

      Section 3.4 RELIANCE. Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Shareholder's execution, delivery and performance of this Agreement.

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                                   ARTICLE IV

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARENT

      Parent represents, warrants and covenants to Shareholder that, assuming due authorization, execution and delivery of this Agreement by Shareholder, this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Parent has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent.

                                    ARTICLE V

                               GENERAL PROVISIONS

      Section 5.1 NO OWNERSHIP INTEREST. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain and belong to Shareholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Shareholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein or in the Merger Agreement.

      Section 5.2 NOTICES. All notices, consents, waivers and other communications under this Agreement shall be in writing (including facsimile or similar writing) and shall be given:

      (a)   If to Parent, to:

            Leonard Green & Partners, L.P.
            11111 Santa Monica Boulevard, Suite 2000
            Los Angeles, CA 90025
            Attention: John M. Baumer
            Facsimile No.: 310-954-0404

            With a copy (which will not constitute notice) to:
            Latham & Watkins LLP
            885 Third Avenue, Suite 1000
            New York, NY 10022
            Attention:  Howard A. Sobel, Esq.
            Facsimile No.: 212-751-4864

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      (b)   If to a Shareholder, to Shareholder's address set forth on
            SCHEDULE A hereto.

            With a copy (which will not constitute notice) to:

            O'Melveny & Myers LLP
            1999 Avenue of the Stars, Suite 700
            Los Angeles, CA 90064
            Attention:  Steven L. Grossman, Esq.
            Facsimile No.: 310-246-6727

or such other address or facsimile number as a party may hereafter specify for the purpose by notice to the other parties hereto. Each notice, consent, waiver or other communication under this Agreement shall be effective only (a) if given by facsimile, when the facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by overnight courier or personal delivery when delivered at the address specified in this Section.

      Section 5.3 FURTHER ACTIONS. Upon the request of any party to this Agreement, the other party will (a) furnish to the requesting party any additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions as the requesting party may reasonably require to more effectively carry out the intent of this Agreement.

      Section 5.4 ENTIRE AGREEMENT AND MODIFICATION. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to its subject matter and constitutes (along with the documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement shall not be amended, supplemented or otherwise modified except (i) with the consent of the Special Committee, and
(ii) in a written document executed by the party against whose interest the modification will operate. The parties shall not enter into any other agreement inconsistent with the terms and conditions of this Agreement, or which addresses any of the subject matters addressed in this Agreement, or which prevents the Company from taking any of the actions permitted by Section 6.2(a) of the Merger Agreement. For the avoidance of doubt, the previous sentence shall not prohibit the parties from entering into the Ancillary Agreements, the Stockholders Agreement, the Option Agreement, and the Financing Letters.

      Section 5.5 DRAFTING AND REPRESENTATION. The parties agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

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      Section 5.6  SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      Section 5.7 NO THIRD-PARTY RIGHTS. Shareholder may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Parent. Parent may not assign any of its rights or delegate any of its obligations under this Agreement with respect to Shareholder without the prior written consent of Shareholder; PROVIDED, that Parent may assign its rights and delegate its obligations hereunder to any Person wholly-owned, directly or indirectly, by an affiliate of Leonard Green & Partners, L.P. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of each of the respective successors, personal or legal representatives, heirs, distributes, devisees, legatees, executors, administrators and permitted assigns of Shareholder and the successors and permitted assigns of Parent. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under this Section; PROVIDED, HOWEVER, that the Company shall have third-party beneficiary rights with respect to the penultimate sentence of Section 5.4 of this Agreement.

      Section 5.8 ENFORCEMENT OF AGREEMENT. Shareholder acknowledges and agrees that Parent could be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by Shareholder could not be adequately compensated by monetary damages. Accordingly, Shareholder agrees that, (a) it will waive, in any action for specific performance, the defense of adequacy of a remedy at Law, and (b) in addition to any other right or remedy to which Parent may be entitled, at Law or in equity, Parent will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

      Section 5.9 WAIVER. The rights and remedies of the parties to this agreement are cumulative and not alternative. Neither any failure nor any delay by a party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or

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privilege. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

      Section 5.10 GOVERNING LAW. This Agreement will be governed by and construed under the Laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware, except to the extent that that voting of the Subject Shares is mandatorily governed by the laws of the State of Oregon.

      Section 5.11 CONSENT TO JURISDICTION. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Court of Chancery of the State of Delaware, County of New Castle or, if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the United States District Court for the District of Delaware, and each of the parties hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts. Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 5.2 shall be deemed effective service of process. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any of the transactions contemplated hereby.

      Section 5.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

      Section 5.13 TERMINATION. This Agreement shall terminate upon the earliest of (a) the Effective Time (as defined in the Merger Agreement), (b) the termination of the Merger Agreement in accordance with Section 10.1 thereof, or
(c) written notice by Parent to Shareholder of the termination of this Agreement (the earliest of the events described in clauses (a), (b) and (c), the "Expiration Date").

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      Section 5.14 EXPENSES. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. Nothing in this Agreement shall be deemed to limit the obligations of the Company pursuant to Section 10.2 of the Merger Agreement.

      Section 5.15 HEADINGS; CONSTRUCTION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) "it" or "its" or words denoting any gender include all genders, (c) the word "including" shall mean "including without limitation," whether or not expressed, (d) any reference herein to a Section, Article, Paragraph, Clause or Schedule refers to a Section, Article, Paragraph or Clause of or a Schedule to this Agreement, unless otherwise stated, and (e) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day (as defined in the Merger Agreement), then the period shall end on the next day which is a Business Day.


                            [Signature Page Follows]

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                    CARSO HOLDINGS CORPORATION,
                                    a Delaware corporation

                                    By:      /s/ JOHN M. BAUMER
                                          ----------------------------
                                          Name: John M. Baumer
                                          Title:   Vice President


                                    Mark J. Wattles, an Individual

                                       /s/ MARK J. WATTLES
                                    ----------------------------------
                                    Name: Mark J. Wattles

                                   SCHEDULE A



        Name and                                         Other Company
 Address of Shareholders       Company Shares              Securities
------------------------       --------------            -------------

MW                                                     Options to purchase
1186 MacDonald Ranch Dr.     3,137,600 shares of       3,500,000 shares of
Las Vegas, Nevada 89012          common stock             common stock




                                   SCHEDULE A